Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 13a-14(a)

I, Louis Ferraro, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Synchronoss Technologies, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2023

/s/ Louis Ferraro
Louis Ferraro
Chief Financial Officer